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                                                                     Exhibit 9

                                                         EXECUTION COUNTERPART



                                PLEDGE AGREEMENT

               PLEDGE AGREEMENT dated as of March 31, 1997 between J/T AVIATION PARTNERS, a general partnership duly organized and validly existing under the laws of the State of Delaware (the "Partnership"); and MARUBENI AEROSPACE (SINGAPORE) PTE. LTD., as agent for the lenders or other financial institutions or entities party, as lenders, to the Loan Agreement referred to below (in such capacity, together with its successors in such capacity, the "Agent").

               JT Airpartners Leasing (Singapore) Pte. Ltd., a corporation duly organized under the laws of the Republic of Singapore (the "Borrower"), certain lenders (the "Lenders") and the Agent are parties to a Loan Agreement dated as of September 29, 1992 (as amended by the Consent and Agreement dated as of September 27, 1996, the "Existing Loan Agreement").

               The Borrower, certain other parties, the Lenders and the Agent are party to a Second Consent and Amendment dated as of March 31, 1997 (the "Second Consent and Amendment"), amending in certain respects the Existing Loan Agreement (as so amended and as further amended, modified and supplemented, the "Loan Agreement").

               Japan Fleet Service (Delaware) Inc. ("JFS"), a Delaware corporation, is a general partner of the Partnership and has a fifty percent interest therein.

               JFS and the Borrower are Affiliates and as members of an integrated group of companies, JFS and its stockholders benefit from the amendments effected by the Second Consent and Amendment.

               As consideration for the Partnership's entering into this Pledge Agreement, JFS has made certain agreements with the Partnership, and the Partnership acknowledges the receipt and sufficiency of such consideration.

               To induce the Agent and the Lenders to enter into the Second Consent and Agreement and in consideration of the foregoing, the Partnership has agreed to pledge and grant a security interest in the Collateral (as hereinafter defined) as security for the Secured Obligations (as so defined). Accordingly, the parties hereto agree as follows:

               Section 1. Definitions. Unless otherwise defined in this Agreement, terms with initial capitalization used herein have the meanings given them in the Loan Agreement. In addition, as used herein:

               "Administrative Partner" shall mean TM Aviation (USA) Inc., a Delaware corporation.

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               "Collateral" shall have the meaning ascribed thereto in section 3 hereof.

               "Collateral Account" shall have the meaning ascribed thereto in
Section 4.01 hereof.

               "Issuer" shall mean Aviation Sales Company, a Delaware corporation.

               "Partners" shall mean the Administrative Partner, JFS and TM Aviation (Japan) Inc., a Delaware corporation (all of which constitute all of the partners of the Partnership) and, as the context of this Agreement requires, any other Person that may be a partner of the Partnership from time to time.

               "Partnership Agreement" shall mean the Partnership Agreement of J/T Aviation Partners dated as of February 14, 1992 among JFS, TM Aviation (Japan) Inc., a Delaware corporation, and the Administrative Partner (as amended by the First Amendment to Partnership Agreement of J/T Aviation Partners dated as of November 30, 1994 and as further amended, modified and supplemented and in effect from time to time).

               "Permitted Investments" shall mean:

                      (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

                      (b) investments in commercial paper maturing within 270
               days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard & Poor's or from Moody's Investors Service, Inc.;

                      (c) investments in certificates of deposit, banker's
               acceptances and time deposits, maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any state thereof which has a combined capital and surplus and undivided profits of not less than $250,000,000; and

                      (d) U.S. Dollar-denominated overnight time deposits held
               by the bank with which the Collateral Account is established in accordance with such bank's normal practices.

               "Pledged  Stock"  shall  have the  meaning  ascribed  thereto  in
Section 3(a) hereof.

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               "Regulation D" shall mean Regulation D under the Securities Act of 1933, as amended from time to time.

               "Secured Obligations" shall mean, collectively, (a) the Guaranteed Obligations (as defined in the Guaranty), including (for the avoidance of doubt), without limitation, all the obligations (as defined by the Reimbursement Guaranty) and (b) all obligations of the Partnership to the Lenders and the Agent hereunder.

               "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

               Section 2. Representations and Warranties.

               2.01 JFS. JFS, by its signature below, represents and warrants to the Lenders and the Agent that:

               (a) The Partnership is the sole beneficial owner of the Collateral and no Lien exists or will exist upon the Collateral at any time (and no warrants, options or other rights to acquire the same exist in favor of any other Person and no voting trusts, proxies or other commitments, understandings or arrangements exist with respect to the Collateral (including without limitation the ability to vote, transfer, or receive dividends in respect of, the Pledged Stock)), except for the pledge and security interest in favor of the Agent for the benefit of the Lenders created or provided for herein, which pledge and security interest constitute a first priority perfected pledge and security interest in and to all of the Collateral.

               (b) The Pledged Stock represented by the certificate identified in Annex 1 hereto is, and all other Pledged Stock in which the Partnership shall hereafter pledge and grant a security interest pursuant to Section 3 hereof will be, duly authorized, validly existing, fully paid and non-assessable and none of such Pledged Stock is or will be subject to any contractual restriction, or any restriction under the charter or by-laws of the Issuer of such Pledged Stock, upon the transfer of such Pledged Stock (except for any such restriction contained herein), and the grant of the pledge hereby and the transfer of the shares contemplated hereby will not cause to be operative, or result in a distribution date, triggering event or business combination under, any "poison pill" in the charter or the by-laws of the Issuer, including, without limitation, any "flip-in poison pill," "flip-over poison pill" or any provision that would give any stockholder of the Issuer the right to have such stockholder's shares of the Issuer redeemed.

               (c) On the date of execution hereof, the Pledged Stock represented by the certificate identified in Annex I hereto constitutes approximately 8.76 percent of the issued and outstanding shares of capital stock of the Issuer (whether or not registered in the name of the Partnership) and said Annex 1 correctly identifies, as at the date hereof, the Issuer of such Pledged Stock, the class and par value of the shares


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comprising such Pledged Stock and the number of shares (and registered owner thereof) represented by such certificate. There is only one class of shares of the Issuer.

               (d) The Partnership is a partnership duly formed and validly existing under the laws of the State of Delaware and the each of the Partners is a corporation duly organized and validly existing under the laws of the State of Delaware, and each of the Partnership and the Partners has the requisite power and authority to carry on its business as now conducted, to own or hold under lease its properties and to execute and deliver, and perform its obligations under, this Agreement.

               (e) The pledge and the grant of the security interest contemplated hereby are within the Partnership's powers and have been duly authorized by all necessary partnership action. This Agreement has been duly executed and delivered by the Administrative Partner on behalf of the Partnership (and with the consent of all the Partners) and constitutes a legal, valid and binding obligation of the Partnership, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

               (f) The pledge and the grant of the security interest contemplated hereby (a) do not require any consent or approval of, registration or filing with, or any other action by, any United States Federal or state (or any subdivision thereof) or non-United States governmental authority or agency, except such as have been obtained or made and are in full force and effect and the filing of any Uniform Commercial Code financing statements required hereby,
(b) will not violate any applicable law or regulation or any order, judgment or decree of any court, agency or arbitral body, or the charter, by-laws or other organizational documents of any Partner or the Issuer, (c) will not violate or result in a default under the Partnership Agreement, any indenture, agreement or other instrument binding upon the Partnership, any Partner or the Issuer or their respective assets, or give rise to a right thereunder to require any payment to be made by the Partnership, any Partner or the Issuer and (d) will not result in the creation or imposition of any Lien on any asset of the Partnership or the Issuer (other than the Lien contemplated hereby).

               (g) The Partnership is in compliance with all laws, regulations and orders of each United States Federal, state (and any subdivision thereof) and non-United States governmental authority or agency applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a material adverse effect on the Partnership's business or its ability to perform its obligations hereunder.

               (h) The Partnership maintains its books and records with respect to the Collateral at the office and maintains its principal place of business at the address indicated beneath the signature of the Partnership hereto.

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               (i) The Pledged Stock does not represent more than 15 percent of the issued and outstanding shares of the Issuer.

               (j) There are no pending or, to the knowledge of the Partnership or any Partner, threatened actions or proceedings against the Partnership or such Partner with any court or administrative agency which, individually or in the aggregate, if determined adversely to the Partnership, would materially adversely affect the business of the Partnership or such Partner or its ability to perform its obligations under this Agreement or would affect the legality, validity or enforceability of its obligations under this Agreement.

               (k) The copy of the Partnership Agreement provided to the Agent by the Partnership is a true and complete copy thereof, and no other agreements, document or instrument not delivered to the Agent exist either amending the original Partnership Agreement (other than the First Amendment thereto referred to in the definition of "Partnership Agreement" in Section 1 hereof) or that could have an adverse effect on the rights or interests of the Agent hereunder.

               2.02 The Partners (other than JFS). The Partners (other than JFS but without prejudice to the representations and warranties made by JFS in
Section 2.01 hereof), by their signatures below, represent and warrant to the Lenders and the Agent that, to the best of their knowledge without investigation, each of the representations and the warranties specified in Sections 2.01(c), (d), (e), (h), (i) and (j) hereof is true and correct.

               Section 3. Collateral. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the secured Obligations, the Partnership hereby pledges and grants to the Agent, for the benefit of the Lenders as hereinafter provided, a security interest in all of the Partnership's right, title and interest in the following property, whether now owned by the Partnership or hereafter acquired and whether now existing or hereafter coming into existence (all being collectively referred to herein as "Collateral"):

               (a) the shares of common stock of the Issuer represented by the certificate identified in Annex 1 hereto (the "Pledged Stock");

               (b) all shares, securities, moneys or property representing a dividend on any of the Pledged Stock, or representing a distribution or return of capital upon or in respect of the Pledged Stock, or resulting from a split-up, revision, reclassification or other like change of the Pledged Stock or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Stock;

               (c) in the event of any consolidation or merger in which the Issuer is not the surviving corporation, (i) all shares (A) of each class of the capital stock of the successor corporation formed by or resulting from such consolidation or merger and (B) received in consideration of, or in exchange for, the Pledged Stock and (ii) all

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other consideration (including without limitation, all personal property, tangible or intangible) received in exchange for the Pledged Stock;

               (d) the balance from time to time in the Collateral Account representing Collateral described in the other clauses of this Section 3; and

               (e) all other tangible and intangible personal property of the Partnership relating to the Pledged Stock, including, without limitation, all proceeds, profits, income, benefits, substitutions and replacements of and to any of the property of the Partnership described in the preceding clauses of this Section 3 (including, without limitation, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by the Partnership in respect of any of the items listed above) and, to the extent related to any property described in said clauses or such proceeds, all books, correspondence, credit files, records and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of the Partnership or any computer bureau or service company from time to time acting for the Partnership.

Notwithstanding any provision herein, the Reimbursement Guarantee or in any other Operative Agreement, but except as provided in clauses (b) through (e) above, the Collateral shall not include any shares of stock of the Issuer that have not been pledged pursuant to this Agreement. For the avoidance of doubt, of the 1,501,000 shares of common stock of the Issuer owned by the Partnership on the date hereof, 750,500 of such shares as described in Annex 1 hereto shall constitute Collateral and the remaining 750,500 of such shares shall not constitute Collateral.

               Section 4. Cash Proceeds of Collateral.

               4.01 Collateral Account. There will be established promptly by the Agent with a financial institution to be specified by Agent, which shall notify the Partnership thereof, a cash collateral account (the "Collateral Account") in the name and under the control of the Agent into which there shall be deposited from time to time the cash proceeds of any of the Collateral (including, without limitation, any and all dividends paid in respect of the Pledged Stock and proceeds of insurance on the Collateral) required to be delivered to the Agent pursuant hereto and into which the Partnership may from time to time deposit any additional amounts that it wishes to pledge to the Agent for the benefit of the Lenders as additional collateral security hereunder. The balance from time to time in the Collateral Account shall constitute part of the Collateral hereunder and shall not constitute payment of the Secured Obligations until applied as hereinafter provided. Except as expressly provided in the next sentence, the Agent shall caused to be remitted the collected balance outstanding to the credit of the Collateral Account to or upon the order of the Partnership as the Partnership shall from time to time instruct. However, at any time following the occurrence and during the continuance of a Loan Event of Default or an Event of Default under, and as defined in, the Lease or the Sublease, the Agent may (and, if instructed by the Lenders shall) in its (or their) discretion apply or cause to be applied (subject to collection) the balance from time to time outstanding to the credit of the Collateral Account to the payment of the Secured


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Obligations in the manner specified in Section 5.09 hereof. The balance from time to time in the Collateral Account shall be subject to withdrawal only as provided herein. The Partnership agrees that if the proceeds of any Collateral hereunder shall be received by it, the Partnership shall as promptly as possible deposit such proceeds into the Collateral Account. Until so deposited, all such proceeds shall be held in trust by the Partnership for and as the property of the Agent and shall not be commingled with any other funds or property of the Partnership.

               4.02 Investment of Balance in Collateral Account. Amounts on deposit in the Collateral Account shall be invested from time to time in such Permitted Investments as the Partnership (or, after the occurrence and during the continuance of a Loan Default or Default under, and as defined in, the Lease or the Sublease, the Agent) shall determine (subject to the Agent's ability to comply with such determination), which Permitted Investments shall be held in the name and be under the control of the Agent, provided that at any time after the occurrence and during the continuance of a Loan Default or an Event of Default under, and as defined in, the Lease or the Sublease, the Agent may (and, if instructed by the Lenders shall) in its (or their) discretion at any time and from time to time elect to liquidate any such Permitted Investments and to apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations in the manner specified in Section 5.09 hereof.

               Section 5. Further Assurances; Remedies. In furtherance of the grant of the pledge and security interest pursuant to Section 3 hereof, the Partnership hereby agrees with each Lender and the Agent as follows:

               5.01 Delivery and Other Perfection. The Partnership shall:

               (a) if any of the shares, securities, moneys or property required to be pledged by the Partnership under Section 3 hereof are received by the Partnership, forthwith either (x) transfer and deliver to the Agent such shares or securities so received by the Partnership (together with the certificates for any such shares and securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank), all of which thereafter shall be held by the Agent, pursuant to the terms of this Agreement, as part of the Collateral or
(y) take such other action as the Agent shall deem necessary or appropriate to duly record the Lien created hereunder in such shares, securities, moneys or property in said section 3;

               (b) give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the judgment of the Agent) to create, preserve, perfect or validate the pledge and security interest granted pursuant hereto or to enable the Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest, including, without limitation, causing any or all of the Collateral to be transferred of record into the name of the Agent or its nominee (and the Agent agrees that if any Collateral is transferred into its name or the name of its nominee, the Agent will thereafter promptly give to the Partnership copies of any notices and communications received by it with respect to the Collateral);

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               (c) keep full and accurate books and records relating to the
Collateral, and stamp or otherwise mark such books and records in such manner as the Agent may reasonably require in order to reflect the security interests granted by this Agreement; and

               (d) permit representatives of the Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Agent to be present at the Partnership's place of business to receive copies of all communications and remittances relating to the Collateral, and forward copies of any notices or communications received by the Partnership with respect to the Collateral, all in such manner as the Agent may require.

               5.02 Other Financing Statements and Liens. Without the prior written consent of the Agent (granted with the authorization of the Lenders), the Partnership shall not file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Agent is not named as the sole secured party for the benefit of the Lenders.

               5.03 Preservation of Rights. The Agent shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

               5.04 Special Provisions Relating to Collateral.

               (a) The Partnership will cause the Collateral to constitute at all times fifty percent of the total number of shares of each class of capital stock of the Issuer owned by the Partnership, provided that if the Partnership shall dispose of, or acquire, any shares of capital stock not subject hereto such percentage shall be adjusted as appropriate, but without in any way altering the percentage of Pledged Stock in relation to all issued and outstanding shares of capital stock of the Issuer at the time of such disposition or acquisition (for the avoidance of doubt and notwithstanding anything to the contrary in the foregoing, any shares acquired by way of a split-up, revision, reclassification or other like change of the Pledged Stock or otherwise received in exchange thereof or by way of the exercise of any subscription warrants, rights or options issued to the holders or, or otherwise in respect of, the Pledged Stock, shall constitute Collateral). Until the termination of the pledge and the security interest created hereby pursuant to
Section 5.12 hereof the Partnership shall not enter into any voting trust, grant any proxies or enter into any other commitment, understanding or arrangement with respect to the Collateral (including without limitation the ability to vote, transfer, or receive dividends in respect of, the Pledged Stock), except for the pledge and security interest in favor of the Agent for the benefit of the Lenders created or provided for herein.

Notwithstanding the foregoing, the Partnership may distribute the Collateral (the "Distributed Collateral") to JFS; provided that prior to, or contemporaneously with, such distribution JFS shall execute and deliver a pledge agreement whereby it agrees to pledge, and grant a first priority security interest in, the Distributed Collateral in favor of the Agent for the benefit of

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the Lenders and which pledge agreement shall be in form and substance reasonably satisfactory to the Agent and JFS shall prior to, or contemporaneously with, such distribution take such other actions and execute such other agreements, documents and instruments as the Agent may reasonably require to ensure that it receives a first priority perfected pledge or and security interest in the Distributed Collateral and to ensure that the interest of the Agent and the Lenders in the Distributed Collateral is no less favorable to them than their interest in the Collateral. By its signature hereto, JFS agrees to execute and deliver such pledge agreement and take such other actions and execute such other agreements, documents and instruments as aforesaid.

               (b) So long as no Loan Default or Event of Default under, and as defined in, the Lease or the Sublease shall have occurred and be continuing, the Partnership shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Collateral for all purposes not inconsistent with the terms of this Agreement, the Loan Agreement, any other Operative Agreement or any other instrument or agreement referred to herein or therein, provided that the Partnership agrees that it will not vote the Collateral in any manner that is inconsistent with the terms of this Agreement, the Loan Agreement, any other Operative Agreement or any such other instrument or agreement; and the Agent shall execute and deliver to the Partnership or cause to be executed and delivered to the Partnership all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Partnership may reasonably request for the purpose of enabling the Partnership to exercise the rights and powers that it is entitled to exercise pursuant to this Section 5.04(b).

               (c) Unless and until a Loan Default or Event of Default under, and as defined in, the Lease or the Sublease, has occurred and is continuing, the Partnership shall be entitled to receive and retain any dividends on the Collateral paid in cash out of earned surplus.

               (d) If any Loan Default or Event of Default under, and as defined in, the Lease or the Sublease, shall have occurred, then so long as such Loan Default or such Event of Default shall continue, and whether or not the Agent or any Lender exercises any available right to declare any Secured Obligation due and payable or seeks or pursues any other relief or remedy available to it under applicable law or under this Agreement, the Loan Agreement, any other Operative Agreement or any other agreement relating to such Secured Obligation, all dividends and other distributions on the Collateral shall be paid directly to the Agent and retained by it in the Collateral Account as part of the Collateral, subject to the terms of this Agreement, and, if the Agent shall so request in writing, the Partnership agrees to execute and deliver to the Agent appropriate additional dividend, distribution and other orders and documents to that end, provided that if such Loan Default or such Event of Default is cured, any such dividend or distribution theretofore paid to the Agent shall, upon request of the Partnership (except to the extent theretofore applied to the Secured Obligations), be returned by the Agent to the Partnership.

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               5.05 Events of Default, Etc. During the period during which a
Loan Event of Default or Event of Default under, and as defined in, the Lease or the Sublease, shall have occurred and be continuing:

               (a) the Partnership shall, at the request of the Agent, assemble the Collateral owned by it at such place or places, reasonably convenient to both the Agent and the Partnership, designated in its request;

               (b) the Agent may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

               (c) the Agent shall have all of the rights and remedies with respect to the collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Agent were the sole and absolute owner thereof (and the Partnership agrees to take all such action as may be appropriate to give effect to such right);

               (d) the Agent in its discretion may, in its name or in the name of the Partnership or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in Collateral, but shall be under no obligation to do so; and

               (e) the Agent may, upon ten business days' prior written notice to the Partnership with respect to the Collateral or shall then be or shall thereafter come into the possession, custody or control of the Agent, the Lenders or any of their respective agents, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at any exchange, broker's board or any other place or places as the Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Agent or any Lender or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Partnership or any Partner, any such demand, notice and right or equity being hereby expressly waived and released. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.


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The proceeds of each collection, sale or other disposition under this Section
5.05 shall be applied in accordance with Section 5.09 hereof.

               The Partnership recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Partnership acknowledges that any such private sales may be at prices and on terms less favorable to the Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the Issuer or issuer thereof to register it for public sale.

               5.06 Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 5.05 hereof are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Agent shall retain all rights and remedies under the Operative Agreements with respect to any deficiency.

               5.07 Removals, Etc. Without at least 30 days' prior written notice to the Agent, the Partnership shall not (i) maintain any of its books and records with respect to the Collateral at any office or maintain its principal place of business at any place other than at the address indicated beneath the signature of the Partnership hereto or (ii) change its name, or the name under which it does business, from the name shown on the signature pages hereto.

               5.08 Private Sale. The Agent and the Lenders shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 5.05 hereof conducted in a commercially reasonable manner. The Partnership hereby waives any claims against the Agent or any Lender arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

               5.09 Application of Proceeds. Except as otherwise herein expressly provided, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Agent under Section 4 hereof or this Section 5, shall be applied by the Agent to the Secured Obligations in the order of priority for such Secured Obligations set forth in Section 4.8 of the Mortgage. As used in this Section 5, "proceeds" of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of the Partnership or any issuer of or obligor on any of the Collateral.

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               5.10 Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to the Agent while no Loan Default or Event of Default under, and as defined in, the Lease or the Sublease has occurred and is continuing, upon the occurrence and during the continuance of any Loan Event of Default or Event of Default under, and as defined in, the Lease or the Sublease, the Agent is hereby appointed the attorney-in-fact of the Partnership for the purpose of carrying out the provisions of this Section 5 and taking any action and executing any instruments that the Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Agent shall be entitled under this Section 5 to make collections in respect of the Collateral, the Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of the Partnership representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

               5.11 Perfection. Prior to or concurrently with the execution and delivery of this Agreement, the Partnership shall (i) file such financing statements and other documents in such offices as the Agent may request to perfect the security interests granted by Section 3 of this Agreement and (ii) deliver to the Agent the certificate identified in Annex 1 hereto, accompanied by undated stock powers duly executed in blank.

               5.12 Termination. When all Secured Obligations shall have been indefeasibly paid in full or the Collateral distributed in accordance with
Section 5.04(a) hereof, this Agreement shall terminate, and the Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the Partnership and to be released, provided that in the event of a distribution of the collateral pursuant to Section 5.04(a) hereof, such remaining Collateral and money received in respect thereof, shall be pledged in accordance with such
Section 5.04(a). The Agent shall also execute and deliver to the Partnership upon such termination such Uniform Commercial Code termination statements and such other documentation as shall be reasonably requested by the Partnership to effect the termination and release of the Liens on the Collateral.

               5.13 Further Assurances. The Partnership agrees that, from time to time upon the written request of the Agent, the Partnership will execute and deliver such further documents and do such other acts and things as the Agent may reasonably request in order fully to effect the purposes of this Agreement.

               5.14 Obligations Unconditional. The obligations of the Partnership hereunder are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of the Loan Agreement, the Lease, the Sublease, any other Operative Agreement or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any guarantee of, or security for, any of the Secured Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety, it being the intent of this Section
5.14 that the obligations of the Partnership hereunder shall be absolute and unconditional under any and all circumstances.

Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not affect the liability of the Partnership or the validity of the pledge and security interest hereunder:

               (i) at any time or from time to time, without notice to the Partnership, the time for any performance of or compliance with any of the Secured Obligations shall be extended, or such performance or compliance shall be waived;

               (ii) any of the acts mentioned in any of the provisions of the Loan Agreement or any other Operative Agreement or any other agreement or instrument referred to herein or therein shall be done or omitted;

               (iii) the maturity of any of the Secured Obligations shall be accelerated, or any of the Secured Obligations shall be modified, supplemented or amended in any respect, or any right under the Loan Agreement or any other Operative Agreement or any other agreement or instrument referred to herein or therein shall be waived or any guarantee of any of the Secured Obligations or any other security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

               (iv) any other Lien granted to, or in favor of, the Agent or any Lender or Lenders as security for any of the Secured Obligations shall fail to be perfected.

The Partnership hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Agent or any Lender exhaust any right, power or remedy or proceed against the Borrower (or any other Person) under the Loan Agreement or any other Operative Agreement or any other agreement or instrument referred to herein or therein, or against any other Person under any guarantee of, or other security for, any of the Secured Obligations.

               5.15 Subrogation. The Partnership hereby agrees that until the indefeasible payment and satisfaction in full of all the Secured Obligations, it shall not exercise any right or remedy arising by reason of the exercise of the Agent or the Lenders of any of their rights under this Agreement, whether by subrogation or otherwise, against the Borrower, the Lessee or any guarantor of the Secured Obligations or any other security for the Secured Obligations.

        Section 6.  Miscellaneous.

               6.01 No Waiver. No failure on the part of the Agent or any Lender to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Agent or any Lender of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

               6.02 Notices. All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered to the intended recipient at its "Address for Notices" specified beneath each party's signature hereto and shall be deemed to have been given at the times specified in Section
11.02 of the Loan Agreement.

               6.03 Expenses. The Partnership agrees to reimburse each of the Lenders and the Agent for all reasonable costs and expenses of the Lenders and the Agent (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any enforcement or collection proceeding hereunder and all manner of participation in or other involvement with (w) performance by the Agent of any obligations of the Partnership in respect of the Collateral that the Partnership has failed or refused to perform, (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Agent in respect thereof, by litigation or otherwise, including expenses of insurance, (y) judicial or regulatory proceedings relating to the Partnership or the Collateral and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or other negotiations or proceedings is consummated) relating to the Partnership or the Collateral and
(ii) the enforcement of this Section 6.03, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Section 3 hereof.

               6.04 Amendments, Etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing, duly executed by the Partnership and the Agent (with the consent of the Lenders). Any such amendment or waiver shall be binding upon the Agent and each Lender, each holder of any of the Secured Obligations and the Partnership.

               6.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the Partnership, the Agent, the Lenders and each holder of any of the Secured Obligations (provided, however, that the Partnership shall not assign or transfer its rights hereunder without the prior written consent of the Agent).

               6.06 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

               6.07 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

               6.08 Governing Law; Jurisdiction; Consent to Service of Process.

               (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

               (b) The Partnership hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Partnership or its properties in the courts of any jurisdiction.

               (c) The Partnership hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

               (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 6.02 hereof. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

               6.09 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

               6.10 Agents and Attorneys-in-Fact. The Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

               6.11 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Agent and the Lenders in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

               6.12 Recourse; Liability of JFS. The liability of the Partnership and Partners, other than JFS, under this Agreement is with recourse to the Collateral only. JFS, by its signature below, agrees that it shall be responsible on a full recourse basis to the Agent and the Lenders for the representations, warranties, covenants and all other obligations of it and the Partnership hereunder (including, without limitation, the payment obligations of the Partnership under Section 6.03 hereof and, for the avoidance of doubt, without giving effect to the limitation of recourse to the Partnership and the other Partners in the preceding sentence) and for the Partnership's and each of the Partners' negligence or wilful misconduct. The foregoing shall not be construed to limit the rights of the Agent or the Lenders to exercise any of their respective rights under the Operative Agreements and to enforce the Collateral, the Security and the other Security Documents.

               IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed and delivered as of the day and year first above written.

                                           J/T AVIATION PARTNERS

                                           By TM AVIATION (USA) INC., its
                                               Administrative Partner


                                           By___________________________________
                                              Title:

                                           Address for Notices:

                                           Tomen America Inc.
                                           1285 Avenue of the Americas
                                           New York, New York 10019
                                           Attention:            Daizo Nakano
                                           Telecopier: 212-397-3351

                                           With a copy to:

                                           Orrick, Herrington & Sutcliffe
                                           666 Fifth Avenue
                                           New York, New York 10103-0001

                                           Attention:  Daniel A. Mathews, Esq.
                                           Telecopier:  212-506-5151


                                           MARUBENI AEROSPACE (SINGAPORE)
                                           PTE. LTD., as Agent


                                           By___________________________________
                                              Title:

                                           Address for Notices:

                                           16 Raffles Quay #13-00
                                           Hong Leong Bldg.
                                           Singapore 048581
                                           Republic of Singapore

                                           Attention:  Mr. Mita
                                           Telecopier:  65-225-3051/8871

Acknowledgement and consent:

JAPAN FLEET SERVICE (DELAWARE) INC.


By:
   ----------------------------------
   Name:
   Title:


TM AVIATION (JAPAN) INC.


By:
   ----------------------------------
   Name:
   Title:


TM AVIATION (USA) INC.


By:
   ----------------------------------
   Name:
   Title:

                                                         ANNEX 1


                                  PLEDGED STOCK
                                 ---------------
                           (see Section 2(b) and (c)]




                            Certificate      Registered       Number of Shares
                                No.            Owner           of the Issuer
Issuer                      -----------   ----------------   -----------------
------

Aviation Sales Company       ASC 0047       J/T Aviation      750,500 shares of
                                            Partners          common stock, par
                                                              value $0.001


















                           Annex I to Pledge Agreement
                          -----------------------------